MARIZYME, INC.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is made as of May 11, 2019, by and among MARIZYME, INC., a Nevada corporation (the “Company”), and the persons and entities named on the Schedule of Subscribers attached hereto as Exhibit A (individually, a “Subscriber” and collectively, the “Subscribers”).

RECITALS

To provide the Company with additional resources to conduct its business and for the other uses of proceeds specified in this Agreement, the Company is offering and selling to the Subscribers (the “Offering”) and the Subscribers are willing to purchase, in the aggregate, up to 1,370,000 shares (each a “Share” and, collectively, the “Shares”) of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), for an aggregate purchase price of up to $1,500,000, subject to the conditions specified herein. The Shares are being sold at a purchase price per Share of $1.10 (the “Per Share Price”). Each Share will be accompanied by a three-year warrant (each a “Warrant” and, collectively, the “Warrants” and together with the Shares, the “Securities”) to purchase one share of Common Stock at an exercise price of $3.00 per share.

The Shares and Warrants being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made exclusively to a select few “accredited investors,” as defined in Regulation D under the Securities Act, known to the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Subscriber, intending to be legally bound, hereby agree as follows:

1. SUBSCRIPTION. Each undersigned Subscriber hereby subscribes to purchase the number of Shares equal to the Investment Amount set forth on its respective signature page attached hereto divided by the Per Share Price, subject to the terms and conditions of this Agreement and based on the representations, warranties, covenants and agreements contained herein. The Company may accept subscriptions and deposit funds in its corporate account in one or several closings (each a “Closing”) that will occur on or before April 30, 2019. No minimum amount must be raised for the Company to have a Closing and Subscriber funds will be deposited directly into the Company’s operating bank account as no escrow account is being used for this Offering. The minimum investment per Subscriber in this Offering is $25,000 although the Company may, in its sole discretion, accept a lower minimum amount.

Each Subscriber who purchases Shares will receive a Warrant to purchase such number of shares of Common Stock equal to the number of Shares that have been subscribed for by such Subscriber. The Warrant shall have an exercise price of $3.00 per share, shall expire on the third anniversary of the date of its issuance and may be repurchased by the Company if and when the closing price of the Common Stock on any registered national stock exchange or in the over-the-counter market equals or exceeds $4.00 per share for twenty (20) consecutive trading days. A copy of the form of Warrant is attached hereto as Exhibit B.

2. Closings.

a. Closings. The purchase and sale of the Shares and Warrants shall take place at one or more closings (each, a “Closing”) which shall take place remotely via exchange of documents and signatures at such place and time as may be agreed to among the Company and the Subscribers. At a Closing, the Company shall deliver to each of the Subscribers purchasing Shares and Warrants for cash at such closing, a certificate representing such number of Shares and a Warrant as is set forth opposite such Subscriber’s name on Exhibit A hereto against receipt of a check subject to collection or a wire transfer in immediately available funds of the purchase price, to an account designated by the Company.

b Conditions. The obligation of each Subscriber to purchase and pay cash for the Shares and Warrants to be delivered at a Closing is, unless waived by such Subscriber, subject to the condition that the Company’s representations and warranties contained in Section 3 are true, complete and correct on and as of such Closing date. The obligation of the Company to sell and issue Shares and Warrants to be delivered at a Closing is, unless waived by the Company, subject to the condition that the relevant Investor’s representations and warranties contained in Section 4 are true, complete and correct on and as of the date of Closing.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Subscriber the following:

a. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

b. Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and all related agreements (the “Subscription Documents”) and to carry out and perform its obligations under the terms of the Subscription Documents.

c. Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Subscription Documents and the execution, delivery and performance of all obligations of the Company under the Subscription Documents, including the issuance and delivery of the Shares and the Warrants, has been taken or will be taken prior to the issuance of the Shares and Warrants. The Subscription Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Shares, when issued in compliance with the provisions of the Subscription Documents, and the shares of Common Stock underlying the Warrants when paid for and issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

d. Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective when required by such governmental authority.

e. Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company.

f. Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a material adverse effect on the Company. The execution, delivery and performance of the Subscription Documents, and the consummation of the transactions contemplated by the Subscription Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. The sale of the Shares and Warrants is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

g. Offering. Assuming the accuracy of the representations and warranties of the Subscribers contained in Section 4 hereof, the offer, issue, and sale of the Shares and Warrants is exempt from the registration and prospectus delivery requirements of the Securities Act and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state and foreign securities laws.

h. Warrants. The form of Warrant is attached hereto as Exhibit B and will conform in all respects to the terms thereof.

i. SEC Reports. The Company has filed all forms, reports, schedules, proxy statements, registration statements and other documents (including all exhibits thereto) required to be filed by it with the U.S Securities and Exchange Commission (the “SEC”) pursuant to the federal securities laws and the SEC rules and regulations thereunder, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (as they have been amended since the time of their filing, including all exhibits thereto, the “SEC Reports”). Each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act and the rules and regulations of the SEC under all of the foregoing. None of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading

j. Use of Proceeds. The Company shall use the proceeds of sale and issuance of the Shares for the development and operation of its business and for general corporate and working capital purposes.

4. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. Each Subscriber represents and warrants to the Company the following:

a. Authorization; Binding Obligations; No Violation. The Subscriber has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles. The execution and delivery by the Subscriber of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Subscriber with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time, or both, to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Subscriber, if other than a natural person, or any contract to which the Subscriber is a party or by which it or any of its properties or assets are bound, or violate any requirement of law applicable to the Subscriber.

b. Purchase for Own Account. Each Subscriber is acquiring the Shares and Warrants for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Subscriber understands and acknowledges that the Shares and Warrants, and the shares of Common Stock underlying the Warrants, have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares or Warrants. The Subscriber understands and acknowledges that the offering of the Shares and Warrants pursuant to this Agreement will not be registered under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

c. Limited Public Market. The Subscriber understands that there is a limited public market for the Company’s Common Stock, that there will not be a pubic market for the Warrants and that there may never be an active public market for the Shares to be issued in this Offering.

d. Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Subscriber hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Shares and Warrants, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and Warrants and to obtain any additional information necessary to verify the accuracy of the information given the Subscriber, (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment, and (iv) acknowledges that it has carefully reviewed the risk factors associated with an investment in the Company, which may be found in the section captioned “Risk Factors” of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2017, as filed with the SEC on November 28, 2018 (SEC File No.000-53223) and available at https://www.sec.gov/Archives/edgar/data/1413754/000107878218001376/f10ka123117_10kz.htm or by searching under the Company’s name on www.sec.gov.

e. Ability to Bear Economic Risk. Each Subscriber acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

f. Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Subscriber further agrees not to make any disposition of all or any portion of the Securities unless and until:

i. There is then in effect a Registration Statement under the Securities Act or a qualified offering statement under Regulation A (“Regulation A”) of the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement or qualified offering statement; or

ii. The Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Subscriber shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.

iii. Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Subscriber to a partner (or retired partner) or member (or retired member) of such Subscriber in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Subscribers hereunder.

g. Legends; Stop Transfer.

All certificates for the Shares shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES HAVENOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

The Warrants shall bear a similar restrictive legend.

In addition, the Company may instruct its transfer agent to make a notation regarding the restrictions on transfer of the Shares in its stockbooks, and Shartes shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering such Shares or pursuant to and in compliance with the provisions of Section 4(f) hereof.

h. Accredited Investor Status. Each Subscriber is an “accredited investor” as such term is defined in Rule 501 under the Act.

5. FURTHER AGREEMENTS

a. “Market Stand-Off” Agreement. Each Subscriber agrees that such Subscriber shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Subscriber during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), provided that all officers and directors of the Company are bound by and have entered into similar agreements. Each Subscriber agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the Subscriber’s obligations under Section 5(a) or that are necessary to give further effect to this Section 5(a). In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Subscriber shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Act. The obligations described in this Section 5(a) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

b. Further Assurances. Each Subscriber agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6. MISCELLANEOUS

a. Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or because of this Agreement, except as expressly provided in this Agreement.

b. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Nevada as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles. Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the city of Denver, Colorado for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

c. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address on the signature page below, and to Subscriber at the addresses set forth on the Schedule of Subscribers attached hereto or at such other addresses as the Company or Subscriber may designate by 10 days advance written notice to the other parties hereto.

f. Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the holders of a majority of the Shares being sold under this Agreement.

g. Expenses. The Company and each Subscriber shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

h. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Subscriber, upon any breach or default of the Company under the Subscription Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Subscriber of any breach or default under this Agreement, or any waiver by any Subscriber of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Subscriber, shall be cumulative and not alternative.

i. Entire Agreement. This Agreement and the exhibits and schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this SUBSCRIPTION AGREEMENT as of the date first written above.

COMPANY:
MARIZYME, INC.

By:
Name:	James Sapirstein
Title:	Executive Chairman

IN WITNESS WHEREOF, the parties have executed this SUBSCRIPTION AGREEMENT as of the date first written above.

SUBSCRIBER:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Signature block for entities:
Printed Name of Entity

By:

Name:

Title:

Investment Amount:	$

Address:

Phone Number:

EXHIBIT A

Schedule of Subscribers

(Subscribers)

Name	Address	Number of Shares of Common Stock Purchased	Aggregate Common Purchase Price

TOTAL

EXHIBIT B

Form of Warrant